UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 14, 2005

H&R BLOCK, INC.

(Exact name of registrant as specified in charter)

Missouri (State of Incorporation)	1-6089 (Commission File Number)	44-0607856 (I.R.S. Employer Identification Number)

4400 Main Street, Kansas City, MO       64111

(Address of Principal Executive Offices)    (Zip Code)

(816) 753-6900

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 1.01.	Entry into a Material Definitive Agreement

In connection with the election of Len J. Lauer to its Board of Directors (See Item 5.02 below), H&R Block, Inc. (the “Company”) will enter into its standard form indemnification agreement with Mr. Lauer, a copy of which is attached as Exhibit 10.1.

Item 5.02.	Election of Directors

Effective December 14, 2005, the Company’s Board of Directors elected Len J. Lauer to the Board of Directors as a Class II director. Mr. Lauer was not elected pursuant to any arrangement or understanding with any person. Mr. Lauer is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K. A copy of the press release issued by the Company announcing the election of Mr. Lauer is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

Exhibit Number	Description
10.1 99.1	Standard Form of Indemnification Agreement for Directors. Press Release Issued December 14, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

  H&R BLOCK, INC.

Date:	December 14, 2005	By:/s/ Bret G. Wilson
Bret G. Wilson
Vice President and Secretary

EXHIBIT INDEX

Exhibit 10.1	Standard Form of Indemnification Agreement for Directors.
Exhibit 99.1	Press Release issued December 14, 2005.